UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 18, 2024

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

texas	001-32472	74-2095844
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 West Wall, Suite 800

Midland, Texas 79701

(Address of principal executive offices) (Zip Code)

(432) 684-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DWSN	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to a Vote of Security Holders.

Dawson Geophysical Company (the “Company”) held its Annual Meeting of Stockholders on June 18, 2024 (the “Annual Meeting”). A total of 27,411,727 shares of common stock, representing approximately 89% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: All of the nominees for director were elected to serve a one-year term until the 2025 Annual Meeting, or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominees	For	Withheld	Broker Non-Votes
Matthew Wilks	23,289,016	399,173	3,723,538
Bruce Bradley	23,591,477	96,712	3,723,538
Albert Conly	23,593,981	94,208	3,723,538
Jose Carlos Fernandes	23,591,327	96,862	3,723,538
Sergei Krylov	23,217,849	470,340	3,723,538

Proposal 2: The appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified by the Company’s stockholders by the votes set forth in the table below:

For	Against	Abstentions	Broker Non-Votes
27,308,767	74,088	28,872	-

Proposal 3: The approval, on a non-binding, advisory basis, of the compensation of our named executive officers for the 2023 fiscal year was approved by the Company’s stockholders by the votes set forth in the table below:

For	Against	Abstentions	Broker Non-Votes
2,548,909	135,087	4,193	3,723,538

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: June 24, 2024	By:	/s/ Ian Shaw
Ian Shaw
Chief Financial Officer